EXHIBIT 21
                  SUBSIDIARIES OF THE REGISTRANT
                         DECEMBER 31, 1995

                                                State or Country of
             Name                                  Incorporation
Domestic
  AH Investments Ltd.                                Delaware
  A.H. Robins Company, Inc.                          Virginia
  A.H. Robins International Company                  Nevada
  AHP Subsidiary Holding Corporation                 Delaware
  AHP Subsidiary (10) Corporation                    Delaware
  American Cyanamid Company                          New Jersey
  American Home Foods, Inc.                          Delaware
  Ayerst Laboratories Incorporated                   New York
  Ayerst-Wyeth Pharmaceuticals Inc.                  Delaware
  Cyanamid Agricultural de Puerto Rico, Inc.         New Jersey
  Cyanamid de Argentina S.A.                         Delaware
  Cyanamid International Corporation Limited         Delaware
  Davis & Geck, Inc.                                 New Jersey
  Genetics Institute, Inc.                           Delaware
  Immunex Corporation                                Delaware
  Lederle Parenterals, Inc.                          New Jersey
  Lederle Piperacillin, Inc.                         New Jersey
  Quinton Instrument Company                         Washington
  Route 24 Holdings, Inc.                            Delaware
  Sherwood Medical Company                           Delaware
  Storz Instrument Company                           Missouri
  Symbiosis Corp.                                    Florida
  Whitehall Laboratories Inc.                        Delaware
  Wyeth-Ayerst International Inc.                    New York
  Wyeth Laboratories Inc.                            New York
  Wyeth Nutritionals Inc.                            Delaware
Foreign
  AHP Holdings B.V.                                  Netherlands
  American Home Products Holdings (UK)plc            Britain
  Ayerst International S.A.                          France
  Brenner-EFEKA Pharma G.m.b.H.                      Germany
  Cyanamid Australia Pty. Limited                    Victoria
  Cyanamid Finance B.V. Netherlands                  Netherlands
  Cyanamid GmbH                                      Germany
  Cyanamid Iberica S.A.                              Spain
  Cyanamid Italia, S.p.A.                            Italy
  Cyanamid of Great Britain Limited                  United Kingdom
  Cyanamid (Japan), Ltd.                             Japan
  Cyanamid Quimica do Brasil Ltda.                   Brazil
  Cyanamid Taiwan Corporation                        Republic of China
  Dimminaco A.G./S.A./Ltd.                           Switzerland
  Eurand International, S.p.A.                       Italy
  John Wyeth Laboratorios S.A.                       Argentina
  Laboratoires Lederle S.A.                          France
  Laboratorios Wyeth Whitehall Ltda.                 Brazil
  Sherwood Medical Industries Limited                England
  Whitehall Italia SpA                               Italy






                                                State or Country of
             Name                                  Incorporation
Foreign (Continued)
  Wyeth Australia Pty. Ltd                           Australia
  Wyeth (Japan) Corporation                          Japan
  John Wyeth & Brother Limited                       England
  Wyeth-Ayerst Canada, Inc.                          Canada
  Wyeth-Pharma G.m.b.H.                              Germany
  Wyeth S.p.A.                                       Italy
  Wyeth-Philippines Inc.                             Philippines


There have been omitted from the above list the names of subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.